News Release

For Immediate Release


                    OccuLogix Reports Q1-05 Financial Results


TORONTO, ON--May 5, 2005-- OccuLogix, Inc. (NASDAQ: RHEO; TSX: RHE) today reported its consolidated financial results for the three months ended March 31, 2005. All dollar amounts are expressed in U.S. currency, and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

First Quarter 2005 Highlights

      - OccuLogix completed the treatment phase of MIRA-1, the company's pivotal (phase III) trial using the RHEOTM procedure to treat the dry form of age-related macular degeneration ("Dry AM ").

      - OccuLogix received permission from the U.S. Food and Drug Administration ("FDA") to initiate the Long-term Efficacy in AMD from Rheopheresis in North America ("LEARN-1 and LEARN-2") protocols. While the results from LEARN-1 and LEARN-2 will not be included in the Company's Pre-market Approval application with the FDA, OccuLogix expects to draw valuable additional knowledge from these MIRA-1 crossover studies.

      - In connection with entering into a supply and co-marketing agreement with Rheogenx Biosciences Corporation ("Rheogenx"), OccuLogix re-acquired its patent, know-how and trademark rights to non-ophthalmic indications for the RHEOTM procedure in North America that the Company had previously licensed to Rheogenx.

For the first quarter of 2005, net revenues were $404,000 compared to $55,000 in the first quarter of 2004. The Q1-05 net loss was $3.3 million, or $0.08 per share, compared to a net loss of $2.3 million, or $0.46 per share, in the 2004 first quarter.

As of March 31, 2005, the company had cash, cash equivalents and investments of $54.3 million.

Elias Vamvakas, OccuLogix's Chairman and CEO commented, "We've made significant progress on all fronts this quarter as we continue to work toward our ultimate goal of FDA approval and successful commercialization of the RHEOTM procedure in the U.S. There has been a noticeable and positive shift in awareness and acceptance of our technology by scientists and clinicians, we are seeing strong sales traction with key Canadian service providers, and are managing the clinical trial and regulatory processes effectively. We continue to be excited by what the rest of 2005 holds for us."

Conference Call and Webcast Information

OccuLogix will hold a conference call to discuss these results today, May 5, at 8:30 a.m. Eastern Time at 1-800-291-5032. The call will also be broadcast live and archived on the company's website at www.occulogix.com under the "webcasts" link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone 416-626-4100 and enter pass code 21245264.

About OccuLogix, Inc.

OccuLogix is a health care company that brings innovative and evidenced-based medical therapies to market. OccuLogix's common shares trade on the NASDAQ National Market under the symbol 'RHEO' and on the Toronto Stock Exchange under the symbol 'RHE'.

Forward Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian regulatory authorities, including our Registration Statement on Form S-1. We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

OccuLogix, Inc.
Stephen Kilmer
VP, Corporate Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com

OccuLogix, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
[expressed in U.S. dollars]
[unaudited]

                                                      Three months ended
                                                           March 31,

                                                      2005             2004
                                                        $               $
----------------------------------------------------------------------------
Revenues
   Sales to related parties                           63,539          54,720
----------------------------------------------------------------------------
   Sales to unrelated parties                        340,200              --
----------------------------------------------------------------------------
Total revenues                                       403,739          54,720
----------------------------------------------------------------------------
 Cost of goods sold
   Cost of goods sold to related parties              32,479          57,149
   Cost of goods sold to unrelated parties           242,455              --
   Royalty costs                                      25,000          26,881
----------------------------------------------------------------------------
 Total cost of goods sold                            299,934          84,030
----------------------------------------------------------------------------
 Gross margin (loss)                                 103,805         (29,310)
----------------------------------------------------------------------------
 Operating expenses
 General and administrative                        2,180,713       1,804,687
 Clinical and regulatory                           1,344,026         455,369
 Sales and marketing                                 385,846              --
----------------------------------------------------------------------------
                                                   3,910,585       2,260,056
----------------------------------------------------------------------------
 Loss from operations                             (3,806,780)     (2,289,366)
----------------------------------------------------------------------------
 Other income (expenses)
 Interest income (expense)                           355,043          (3,552)
 Other                                                11,581          (1,426)
----------------------------------------------------------------------------
                                                     366,624          (4,978)
----------------------------------------------------------------------------
 Loss from operations before
  income taxes                                    (3,440,156)     (2,294,344)
 Recovery of income taxes                            158,792              --
----------------------------------------------------------------------------
 Net loss for the period                          (3,281,364)     (2,294,344)
============================================================================

Weighted average number of shares outstanding
  - basic and diluted                             41,810,679       5,035,390
============================================================================

 Net loss per share                                    (0.08)          (0.46)
============================================================================

OccuLogix, Inc.

CONSOLIDATED BALANCE SHEETS
 [expressed in U.S. dollars]


                                                                   [unaudited]
                                                                     March 31,     December 31,
                                                                       2005           2004
                                                                         $              $
-----------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                             6,620,261      17,530,552
Short term investments                                               42,278,254      42,500,000
Amounts receivable                                                      661,474         472,156
Due from related parties                                                 13,134           8,226
Inventory                                                             2,950,743       1,086,339
Prepaid expenses                                                        532,030         480,813
Deposit                                                                   4,891           8,996
-----------------------------------------------------------------------------------------------
Total current assets                                                 53,060,787      62,087,082
-----------------------------------------------------------------------------------------------
Investments                                                           5,382,691              --
Fixed assets, net                                                       398,495         367,589
Patents and trademarks, net                                             103,268         104,654
Intangible asset, net                                                25,214,695      25,643,862
-----------------------------------------------------------------------------------------------
Goodwill                                                            213,397,444     213,397,444
                                                                    297,557,380     301,600,631
===============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable                                                        574,523         221,063
Accrued liabilities                                                   2,410,995       2,791,291
Deferred revenue and rent inducement                                    133,043         485,047
Due to stockholders                                                     159,146         516,756
-----------------------------------------------------------------------------------------------
Total current liabilities                                             3,277,707       4,014,157
-----------------------------------------------------------------------------------------------

Deferred tax liability                                                9,329,437       9,488,229
-----------------------------------------------------------------------------------------------
Total liabilities                                                    12,607,144      13,502,386
-----------------------------------------------------------------------------------------------

Stockholders' equity
Capital stock
  Common stock                                                           41,859          41,807
     Par value of $0.001 per share;
     Authorized: 75,000,000; Issued and outstanding:
     March 31, 2005 - 41,858,768; December 31, 2004 - 41,806,768
  Additional paid-in capital                                        336,196,860     336,063,557
Accumulated deficit                                                 (51,288,483)    (48,007,119)
-----------------------------------------------------------------------------------------------
Total stockholders' equity                                          284,950,236     288,098,245
-----------------------------------------------------------------------------------------------
                                                                    297,557,380     301,600,631
===============================================================================================